As filed with the Securities and Exchange Commission on July 2, 1996.

                                                     Registration No. __________

- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933

                                   C|NET, INC.
             (Exact name of registrant as specified in its charter)

                       DELAWARE                       13-3696170
           (STATE OR OTHER JURISDICTION OF        (I.R.S. EMPLOYER
           INCORPORATION OR ORGANIZATION)         IDENTIFICATION NO.)

                                 150 CHESTNUT
                        SAN FRANCISCO, CALIFORNIA 94111
                               (415) 395-7800


        (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                              _______________________

                          C|NET, INC. STOCK OPTION PLAN


                             (Full title of the Plan)
                              _______________________

          HALSEY M. MINOR                COPY TO:  JON L. MOSLE
          CHIEF EXECUTIVE OFFICER                  HUGHES & LUCE, L.L.P.
          C|NET, INC.                              1717 MAIN STREET, SUITE 2800
          150 CHESTNUT                             DALLAS, TEXAS  75201
          SAN FRANCISCO, CALIFORNIA 94111
          (415) 395-7800
          (Name, address, and telephone number,
          including area code, of agent for service)
                              _______________________

                          CALCULATION OF REGISTRATION FEE
- ----------------------------------------------------------------------------------------------
TITLE OF EACH CLASS       AMOUNT       PROPOSED MAXIUM       PROPOSED MAXIMUM       AMOUNT OF
  OF SECURITIES           TO BE        OFFERING PRICE           AGGREGATE         REGISTRATION
 TO BE REGISTERED       REGISTERED(1)    PER SHARE(2)         OFFERING PRICE(2)       FEE
- ----------------------------------------------------------------------------------------------
Common Stock,
$0.0001 par value       2,750,000       $1.20 - 16.00           $30,690,856         $10,583
- ----------------------------------------------------------------------------------------------

1 Pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this registration statement also covers an indeterminate additional amount of shares of Common Stock to be offered or sold pursuant to the antidilution provisions of the 1996 Employee Stock Purchase Plan.
2 Calculated based on 75,000 options issued under the Stock Option Plan at $1.20 per share; 492,785 options issued under the Stock Option Plan at $1.87 per share; 172,075 options issued under the Stock Option Plan at $2.41 per share; 332,100 options issued under the Stock Option Plan at $8.59 per share; 17,250 options issued under the Stock Option Plan at $12.33 per share; 10,625 options issued under the Stock Option Plan at $13.00 per share; 170,775 options issued under the Stock Option Plan at $14.00 per share; and the remaining 1,479,390 unissued options under the Stock Option Plan at $16.00 per share based on the price to public in the Company's initial public offering described in its registration statement on From SB-2 (Registration No. 333-4752-LA) in accordance with Rule 457(h).

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1.   PLAN INFORMATION.

          Not required to be filed with this Registration Statement.

ITEM 2.   REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

          Not required to be filed with this Registration Statement.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

     The following documents which have been heretofore filed with the Securities and Exchange Commission (the "Commission") by C|NET, Inc. (the "Company") are incorporated by reference in this Registration Statement:

     (a) The prospectus relating to the Company's initial public offering, included in the Company's registration statement on Form SB-2, Registration No. 333-4752-LA (the "IPO Registration Statement"), which contains audited financial statements of the Company for the fiscal year ended December 31, 1995.

     (b) The description of the Company's common stock, par value $.0001 per share (the "Common Stock"), contained in the IPO Registration Statement, including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment to this Registration Statement which indicates that all of the shares of Common Stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.   DESCRIPTION OF SECURITIES.

          Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

          Not applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Company's Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws provide that officers and directors who are made a party to or are threatened to be made a party to or is otherwise involved in any action, suit, or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a officer or director of the Company or is or was serving at the request of the Company as a director or officer of another entity shall be indemnified and held harmless by the Company to the fullest extent authorized by the Delaware General Corporation Law ("DGCL") against all expense, liability and loss reasonably incurred or suffered by such person in connection therewith. The right to indemnification includes the right to be paid by the Company for expenses incurred in defending any such proceeding in advance of its final disposition. Officers and directors are not entitled to indemnification if such persons did not meet the applicable standard of conduct set forth in the DGCL for officers and directors.

     Insofar as indemnification by the Company for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

          Not applicable.

ITEM 8.   EXHIBITS.

     The Exhibits to this Registration Statement are listed in the Index to Exhibits on page 7 of this Registration Statement, which Index is incorporated herein by reference.

ITEM 9.   UNDERTAKINGS.

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) Insofar as indemnification by the registrant for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification by the registrant against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on July 1, 1996.

                                   C|NET, INC.


                                   By:  /s/ Shelby W. Bonnie
                                        -------------------------
                                         Shelby W. Bonnie
                                         Executive Vice President, Chief
                                         Operating Officer, Chief Financial
                                         Officer, Secretary and Director

                             INDEX TO EXHIBITS



Exhibit Number              Exhibit
- -------------------------------------------------------------
4.1                   Amended and Restated Certificate
                      of Incorporation of the Company
                      (incorporated by reference to
                      Exhibit 3.1 of the Company's
                      Registration on Form SB-2,
                      Registration No. 333-4752-LA)

4.2                   Amended and Restated Bylaws of
                      the Company (incorporated by
                      reference to Exhibit 3.2 of the
                      Company's Registration Statement
                      on Form SB-2, Registration No.
                      333-4752-LA)

4.3                   C|Net, Inc. Stock Option Plan
                      (incorporated by reference to
                      Exhibit 10.1 of the Company's
                      Registration Statement on Form
                      SB-2, Registration No. 333-4752-LA)

5.1                   Opinion of Hughes & Luce, L.L.P.

23.1                  Consent of Hughes & Luce, L.L.P.
                      (Contained in Exhibit 5.1)

23.2                  Consent of KPMG Peat Marwick L.L.P.

24.1                  Power of Attorney